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                                                                      Exhibit 99


                            Stock Purchase Agreement

                                August 22, 1996
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                                TABLE OF CONTENTS

                                                                         Page(s)
                                                                         -------

ARTICLE I - Definitions......................................................  1
         1.1      Accounting Firm............................................  1
         1.2      ARV Common Stock...........................................  1
         1.3      Common Stock...............................................  1
         1.4      Closing....................................................  1
         1.5      Closing Date...............................................  1
         1.6      Commission.................................................  1
         1.7      Code.......................................................  1
         1.8      Disclosure Schedule........................................  1
         1.9      Encumbrances...............................................  1
         1.10     Exchange Act...............................................  2
         1.11     Facilities.................................................  2
         1.12     Fixtures and Equipment.....................................  2
         1.13     GAAP.......................................................  2
         1.14     IRS........................................................  2
         1.15     Knowledge..................................................  2
         1.16     Laws.......................................................  2
         1.17     Licenses...................................................  2
         1.18     Material Adverse Effect....................................  2
         1.19     Net Asset Value............................................  2
         1.20     Purchase Price.............................................  2
         1.21     Returns....................................................  2
         1.22     Securities Act.............................................  2
         1.23     Subject Stock..............................................  3
         1.24     Subsidiary.................................................  3
         1.25     Taxes......................................................  3
         1.26     Other Defined Terms........................................  3

ARTICLE II - Purchase of Securities..........................................  4
         2.1      Subject Stock..............................................  4
         2.2      Purchase Price.............................................  4

ARTICLE III - The Closing; Related Matters...................................  4
         3.1      The Closing................................................  4
         3.2      Conveyances at the Closing.................................  5

ARTICLE IV - Representations and Warranties of the Sellers and the Company...  5
         4.1      Stock Ownership, Residence.................................  5
         4.2      Due Organization...........................................  5
         4.3      Authorization..............................................  6
         4.4      Capitalization.............................................  6
         4.5      Financial Statements.......................................  6
         4.6      No Undisclosed Liabilities.................................  7

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         4.7      Supplies and Inventory.....................................  7
         4.8      Accounts Receivable........................................  7
         4.9      Absence of Certain Changes or Events.......................  7
         4.10     Title to Assets............................................  7
         4.11     Real Property Leases.......................................  8
         4.12     Contracts and Commitments..................................  9
         4.13     Litigation, Proceedings and Applicable Law................. 10
         4.14     Compliance with Law........................................ 10
         4.15     Insurance.................................................. 10
         4.16     Fringe Benefit and Pension Plans........................... 10
         4.17     Employment Practices....................................... 15
         4.18     No Conflict or Violation................................... 16
         4.19     Consents and Approvals..................................... 16
         4.20     No Other Agreements to Sell the Assets or the Company...... 16
         4.21     Medicare/Medi-Cal Participation............................ 16
         4.22     Cost Reports............................................... 16
         4.23     Taxes...................................................... 17
         4.24     Securities Act Representations............................. 18
         4.25     Payments................................................... 19
         4.26     Environmental Matters...................................... 19
         4.27     Customers.................................................. 20
         4.28     Intellectual Property...................................... 20
         4.29     Licenses................................................... 21
         4.30     Books and Records.......................................... 21
         4.31     Service Contracts and Warranties........................... 21
         4.32     No Brokers................................................. 21
         4.33     Professional Fees.......................................... 21
         4.34     Material Misstatements or Omissions........................ 21

ARTICLE V - Representations and Warranties of Buyer.......................... 21
         5.1      Due Organization of Buyer.................................. 21
         5.2      Authorization.............................................. 22
         5.3      Issuance of ARV Common Stock............................... 22
         5.4      No Conflict or Violation................................... 22
         5.5      Consents and Approvals..................................... 22
         5.6      No Brokers................................................. 22
         5.7      Buyer Reports; Financial Statements........................ 22

ARTICLE VI - Pre-Closing Covenants........................................... 23
         6.1      Maintenance of Business.................................... 23
         6.2      Certain Prohibited Transactions............................ 23
         6.3      Investigation by Buyer..................................... 23
         6.4      Consents and Best Efforts.................................. 24
         6.5      Use of Corporate Funds..................................... 24
         6.6      Employment Contracts....................................... 24
         6.7      No Mergers, Consolidations, Sale of Stock, Etc............. 24
         6.8      Cost Reports............................................... 24

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         6.9      Satisfaction of Conditions................................. 24

ARTICLE VII - Post-Closing Covenants......................................... 25
         7.1      Nonsolicitation of Employees; Covenant Not to Compete...... 25
         7.2      Further Assurances......................................... 26
         7.3      Indemnification............................................ 26
         7.4      Salability of ARV Common Stock Stock....................... 27
         7.5      Cooperation and Records Retention.......................... 27
         7.6      Merger..................................................... 27
         7.7      Subsidiaries of the Company................................ 27

ARTICLE VIII - Conditions of Closing......................................... 27
         8.1      Representations and Warranties of the Sellers and the
                  Company.................................................... 27
         8.2      Representations and Warranties of Buyer.................... 28
         8.3      Covenants.................................................. 28
         8.4      Consents................................................... 28
         8.5      Delivery of All Subject Stock.............................. 28
         8.6      Documents.................................................. 28
         8.7      No Governmental Proceedings or Litigation.................. 28
         8.8      Legal Opinion.............................................. 28

ARTICLE IX - Miscellaneous................................................... 29
         9.1      Survival of Representations and Warranties................. 29
         9.2      Termination................................................ 30
         9.3      Withholding................................................ 30
         9.4      Assignment................................................. 30
         9.5      Notices.................................................... 30
         9.6      Expenses................................................... 31
         9.7      Entire Agreement........................................... 31
         9.8      Arbitration................................................ 31
         9.9      Multiple Counterparts...................................... 31
         9.10     Headings................................................... 31
         9.11     Exhibits and Schedules..................................... 31
         9.12     Governing Law.............................................. 32
         9.13     Construction............................................... 32
         9.14     Attorneys' Fees............................................ 32
         9.15     Acknowledgment............................................. 32


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EXHIBITS

        EXHIBIT B:           ESCROW AGREEMENT


                                       iv

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                            STOCK PURCHASE AGREEMENT


               This Agreement is entered into as of August 22, 1996 by and among ARV Assisted Living, Inc., a California corporation ("Buyer"), SynCare, Inc., a California corporation (the "Company"), Pegye Jann Bechler and Eric Christopher Bechler (each of the foregoing persons other than the Company and Buyer being individually a "Seller", and collectively, the "Sellers").

                                    AGREEMENT

               In consideration of the respective representations, warranties and covenants contained herein and other good and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

               As used herein, the following terms shall have the following meanings:

               1.1 Accounting Firm. The term "Accounting Firm" shall mean the Buyer's public accountants, KPMG Peat Marwick, LLP.

               1.2 ARV Common Stock. The term "ARV Common Stock" shall mean the common stock of Buyer, no par value, to be delivered to the Sellers pursuant to
Article III hereof.

               1.3 Common Stock. The term "Common Stock" shall mean the Common Stock of the Company.

               1.4 Closing. The term "Closing" shall mean the events to take place on the Closing Date pursuant to Article III.

               1.5 Closing Date. The term "Closing Date" shall mean August 22, 1996 or such other date on which the Closing shall occur as may be established under this Agreement.

               1.6 Commission. The term "Commission" shall mean the Securities and Exchange Commission.

               1.7 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

               1.8 Disclosure Schedule. The term "Disclosure Schedule" shall mean the Schedule provided by the Company and the Sellers to Buyer and attached hereto as Exhibit A.

               1.9 Encumbrances. The term "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, mortgage, right-of-way, encumbrance, restriction (including any restriction on use, voting, transfer, receipt of income, or exercise of any other right or attribute of





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ownership), reservation, right of first refusal, community property interest, zoning ordinance, encroachment or other similar right or interest of any nature of any third party.

               1.10 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

               1.11 Facilities. The term "Facilities" shall mean the offices, administration buildings, and all other real property and related facilities which are owned or leased by the Company or any of its Subsidiaries.

               1.12 Fixtures and Equipment. The term "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings and equipment owned, leased or operated by the Company or any of its Subsidiaries and located in, at or upon the Facilities.

               1.13 GAAP. The term "GAAP" shall mean generally accepted accounting principles, consistently applied as at the dates and for the periods covered by the applicable financial statements.

               1.14 IRS. The term "IRS" shall mean the Internal Revenue Service.

               1.15 Knowledge. The term "knowledge" (and variants thereof) shall mean actual or constructive knowledge after due inquiry by the Sellers and officers of the Company and its Subsidiaries.

               1.16 Laws. The term "Laws" shall mean all applicable laws, statutes, rules, ordinances, regulations and requirements of all federal, state and local governments, commissions, boards, bureaus and agencies, including, without limitation, those governing Medicare, Medi-Cal, building, zoning, safety, employment, taxation, pollution, health, waste disposal and hazardous or toxic substances.

               1.17 Licenses. The term "Licenses" shall mean all federal, state or local governmental or regulatory licenses, certificates, franchises, approvals, authorizations, consents, waivers, orders or other permits required to conduct the business of the Company or any of its Subsidiaries as presently conducted, or to use the Assets as those Assets are currently used, without limitation or restriction.

               1.18 Material Adverse Effect. The term "Material Adverse Effect" shall mean changes, developments or occurrences which, individually or in the aggregate, have materially adversely affected or would have a material adverse effect on the business, prospects, financial position or results of operations of the entity concerned, taken as a whole with such entity's consolidated subsidiaries.

               1.19 Net Asset Value. The term "Net Asset Value" shall mean the book value of the assets of the Company and its Subsidiaries less all known liabilities and reasonable reserves as of the Closing Date, as agreed by the Buyer, the Company and the Sellers.

               1.20 Purchase Price. The term "Purchase Price" shall mean the consideration to be delivered by Buyer to the Sellers for the Subject Stock as determined by Section 2.2.

               1.21 Returns. The term "Returns" shall mean all returns, declarations, reports, statements and other documents required to be filed with governmental authorities in respect of Taxes.

               1.22 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.


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               1.23 Subject Stock. The term "Subject Stock" shall mean the two
(2) shares of the Common Stock, which represents all of the outstanding shares of common stock of the Company.

               1.24 Subsidiary. The term "Subsidiary" shall mean each corporation, partnership, joint venture or other entity in which the Company or any of its Subsidiaries either owns capital stock or other voting securities representing the ability to elect a majority of the Board of Directors or other governing body of such entity.

               1.25 Taxes. The term "Taxes" shall mean all federal, state, local, non-U.S. and other tax, including, without limitation, net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real and personal property, gift, windfall profits, customs, duties and all other taxes, fees, assessments or similar charges of any kind whatever, together with any interest and any penalties, additions to tax, supplemental or retroactive assessments or additional amounts with respect thereto, and the term "Tax" shall mean any one of the foregoing taxes.

               1.26 Other Defined Terms.

               Term                                       Section Reference
               ----                                       -----------------

               1996 Financial Statements                           4.5
               Assets                                              4.10
               BayCare                                             2.2
               Baycare & SynCare Financial Statements              4.5
               Benefit Arrangement                                 4.16
               Buyer's Reports                                     4.24
               Claims                                              7.3
               Closing Balance Sheet                               4.5
               Employee Plans                                      4.16
               Environmental Facilities                            4.26
               Environmental Laws                                  4.26
               ERISA Affiliate                                     4.16
               Hazardous Materials                                 4.26
               Historical Financial Statements                     4.5
               Initial Valuation                                   2.2
               JAMS                                                9.8
               Labor Unions                                        4.17
               Leases                                              4.11
               Liabilities                                         4.6
               Merger Agreement                                    7.6
               Multiemployer Plan                                  4.16
               PBGC                                                4.16
               Pension Plan                                        4.16
               Pro Motion                                          2.2
               Pro Motion Financial Statements                     4.5
               ProMotive                                           2.2
               ProMotive Financial Statements                      4.5
               Welfare Plan                                        4.16


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                                   ARTICLE II

                             Purchase of Securities

                  2.1 Subject Stock. In exchange for the consideration and upon the terms and conditions specified herein, at the Closing Date, the Sellers shall sell to Buyer and Buyer shall purchase from the Sellers, the Subject Stock. The Sellers shall deliver to Buyer at the Closing certificates representing all of the Subject Stock, properly endorsed to effectuate the transfer thereof to Buyer.

                  2.2 Purchase Price. The Purchase Price of the Company shall be the sum of the Initial Valuation (defined below) and the Net Asset Value of the Company; provided, however, that the Purchase Price shall not exceed $1,500,000. An estimated Initial Valuation and an estimated Net Asset Value of the Company shall be agreed to by the parties prior to the Closing in order to estimate the Purchase Price for the purposes of the Closing. Thirty (30) days after the Closing Date, the Initial Valuation, Net Asset Value and Purchase Price will be recalculated using the financial and other information described in Section 2.2(b) below.

                  (a) The "Initial Valuation" will be determined as follows:

                           (1) Pro Motion Rehab, Inc. ("Pro Motion") will be valued at four and 8/10 (4.8) times net income (after a tax rate of 40% and other adjustments) based on historical financial information for the year ended June 30, 1996, weighted 75%, and six (6) times net income for the year ended June 30, 1997 (after a tax rate of 40% and other adjustments) based on pro forma financial information as agreed by Buyer, the Company and the Sellers, weighted 25%.

                           (2) BayCare Rehabilitation Services, Inc. ("BayCare") and ProMotive Rehabilitation Services, Inc. ("ProMotive") shall be valued at twelve and one-half dollars ($12.50) per patient visit per year, based on historical information for the year ended June 30, 1996, weighted 75%, and visits made during July 1996 annualized, weighted 25%, as certified by the Company and the Sellers and approved by the Buyers.

               (b) Buyer and the Sellers will assist the Accounting Firm as required for the Accounting Firm to create and complete consolidated audited financial statements of the Company for the twelve months ended June 30, 1996, and will cooperate to produce unaudited financial statements for the period beginning on July 1, 1996 and ending on the Closing Date, the Net Asset Value of the Company, and the number of patient visits experienced by BayCare and ProMotive not later than thirty (30) days after the Closing Date in order to calculate the Purchase Price. The Sellers shall execute a standard audit representation letter in accordance with the requirements of the Commission.

               (c) All financial statements and information utilized in determining the Purchase Price shall have been prepared on a GAAP basis.

                                   ARTICLE III

                          The Closing; Related Matters

               3.1 The Closing. The Closing of the transactions provided for in this Agreement shall consist of the acquisition of the Subject Stock by Buyer and the payment to the Sellers of the Purchase


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Price. The Closing shall take place at the office of Latham & Watkins, 650 Town
Center Drive, Twentieth Floor, Costa Mesa, California 92626-1918 on the Closing Date.

                  3.2 Conveyances at the Closing. Subject to the terms and conditions of this Agreement, on the Closing Date, the Sellers shall deliver to Buyer certificates representing the Subject Stock and Buyer shall deliver to the Sellers ARV Common Stock equal to the Purchase Price as follows:

                         (a) The price of the ARV Common Stock shall be based
upon the closing sale price of the ARV Common Stock on the third trading day prior to the Closing Date.

                         (b) Of the shares of ARV Common Stock equal to the
Purchase Price, fifty percent (50%) shall be delivered on the thirtieth (30th) day after the Closing Date; and

                         (c) Of the share of ARV Common Stock equal to the
Purchase Price, fifty percent (50%) shall be delivered into escrow on the thirtieth (30th) day after the Closing Date in accordance with the provisions of the Escrow Agreement in the form attached hereto as Exhibit B.

                         (d) If the thirtieth day after the Closing Date falls
on a day other than a business day, the shares of ARV Common Stock equal to the Purchase Price shall be delivered on the next business day.


                                   ARTICLE IV

          Representations and Warranties of the Sellers and the Company

                  Except as set forth in the Disclosure Schedule, the Sellers and the Company, jointly and severally, hereby represent and warrant to Buyer as of the date hereof as follows:

                  4.1 Stock Ownership, Residence. Each Seller is and will be immediately prior to the Closing the lawful owner, of record and beneficially, of the entire right, title and interest in and to the Subject Stock, free and clear of all Encumbrances, except such restrictions as may arise under applicable federal and state securities laws and regulations. The shares of the Subject Stock are legally and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. Delivery of the Subject Stock at the Closing pursuant hereto will vest title to the Subject Stock in Buyer, free and clear of all Encumbrances. Each Seller is a resident of California.

                  4.2 Due Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Each jurisdiction in which the Company or any of its Subsidiaries is qualified to do business as a foreign corporation or other entity is listed on the Disclosure Schedule. All of the outstanding capital stock evidencing equity ownership of the Company's Subsidiaries is owned directly by the Company, free and clear of all Encumbrances. There are no entities other than the Subsidiaries that would be required to be reported on the equity basis of reporting in accordance with GAAP.



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                  4.3 Authorization. The Company has full corporate power and authority to enter into this Agreement and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. Each Seller has all necessary power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Sellers and the Company and is a valid and binding obligation of each of the Sellers and the Company, enforceable against each of the Sellers and the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

                  4.4 Capitalization. The authorized, issued and outstanding capital stock or other equity interests in the Company and each of its Subsidiaries is as listed on the Disclosure Schedule. The Company and its Subsidiaries have not issued any other shares of capital stock, nor have they repurchased, redeemed or otherwise acquired any shares of their capital stock; nor have they issued any other securities. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or restrictions of any character on, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries. Set forth in the Disclosure Schedule is the following information with respect to the Company and each Subsidiary:

                         (a) its full legal name and all "doing business as"
names and its employer identification number;

                         (b) its state or jurisdiction of incorporation or
organization and registered agent in such state or jurisdiction;

                         (c) its authorized, issued and outstanding capital
stock or other equity interests and a list of its stockholders and other equity interest holders;

                         (d) the names of its directors and the names and titles
of its officers; and

                         (e) its fiscal year.

                  4.5 Financial Statements. The unaudited financial statements of (i) Pro Motion as of and for the years ended December 31, 1994 and 1995, and for the six months ended June 30, 1996 (the "Pro Motion Financial Statements"), as set forth in Exhibit C attached hereto, (ii) ProMotive as of and for the years ended June 30, 1994, 1995 and 1996 (the "ProMotive Financial Statements"), as set forth in Exhibit D hereto, (iii) BayCare and the Company, each as of and for the year ended June 30, 1996 (the "Baycare & SynCare Financial Statements"), as set forth in Exhibit E hereto, and (iv) the consolidated pro forma balance sheet for the Company and its Subsidiaries as of the Closing Date (the "Closing Balance Sheet"), as set forth in Exhibit F hereto, each fairly present, in accordance with GAAP, the financial condition and results of operations of each of the Company and its Subsidiaries as at the dates and for the periods then ended and include no change in the application of accounting principles. The Pro Motion Financial Statements, ProMotive Financial Statements, Baycare & SynCare Financial Statements, and the Closing Balance Sheet shall be collectively be referred to herein as the "Historical Financial Statements." The Pro Motion Financial Statements for the six months ended June 30, 1996 and the ProMotive Financial Statements and Baycare & SynCare Financial Statements for the year ended June 30, 1996, and the Closing Balance Sheet, shall be collectively referred to herein as the "1996 Financial Statements."



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                  4.6 No Undisclosed Liabilities. None of the Company or any of
its Subsidiaries had any liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise) matured or unmatured (herein "Liabilities") except (i) Liabilities which are adequately reflected or reserved against in the 1996 Financial Statements including the footnotes thereto, (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since the date of the 1996 Financial Statements,
(iii) Liabilities disclosed in the Disclosure Schedule, (iv) Liabilities other than Liabilities covered in clauses (i) through (iii) above which individually or in the aggregate would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  4.7 Supplies and Inventory. All supplies and inventory reflected on the 1996 Financial Statements at the date thereof was (except to the extent in each case of reserves reflected thereon) of a quality and quantity usable and salable in the ordinary course of business as of the date of such financial statements.

                  4.8 Accounts Receivable. All accounts receivable reflected on the 1996 Financial Statements on the date thereof were (except to the extent of the reserves reflected thereon) fully collectible in the ordinary course of the Company's business.

                  4.9 Absence of Certain Changes or Events.  Since July 1, 1995:

                         (a) there has not been (i) any material adverse change
in the business, operations, properties, assets, technology, condition (financial or otherwise), employee relations, management composition, or customer relations of the Company or any of its Subsidiaries or (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; and

                         (b) except for the transactions contemplated in this
Agreement, neither the Company nor any of its Subsidiaries has (i) incurred any material obligation, except obligations or Liabilities less than $20,000 in any instance incurred in the ordinary course of business and consistent with past practice, (ii) except in the ordinary course of business and consistent with past practice, sold, transferred, leased, pledged or mortgaged or agreed to sell, transfer, lease, pledge, or mortgage any of the Assets or cancelled, waived or compromised or agreed to cancel, waive or compromise, any debts, claims or rights that are material in amount either individually or in the aggregate, (iii) made any significant change in any method of management, operation or accounting, (iv) granted any general increase in the compensation of its officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any of its officers or employees, except for the normal periodic increases made pursuant to established compensation policies applied on a basis consistent with that of the prior two years, (v) paid any bonus or extraordinary compensation to any employee, (vi) made any distribution of any kind or character to its stockholders, except for compensation payable to certain stockholders for services rendered as employees or directors set forth in the Disclosure Schedule, (vii) entered into any transaction with a stockholder, director or officer or any party related to any stockholder, director or officer, (viii) issued or committed to issue any capital stock or any securities convertible into capital stock, (ix) purchased or acquired capital assets costing more than $20,000 in any one instance or (x) entered into any other material transaction other than in the ordinary course of business and consistent with past practice.

                  4.10 Title to Assets. Each of the Company and its Subsidiaries has good and marketable title to all of the assets (real, personal or mixed, tangible and intangible) reflected on the 1996 Financial


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Statements ("Assets") except for Assets sold since the date of the 1996
Financial Statements in the ordinary course of business and consistent with past practice. None of the Assets is subject to any Encumbrance except liens for taxes or other amounts not yet due and payable. To the knowledge of the Company and the Sellers, all of such Assets are and have been maintained in good working condition and repair subject to normal wear and tear. Each of the Company and its Subsidiaries has in all material respects performed all the obligations required to be performed by it with respect to all Assets leased by it through the date hereof, except where the failure to perform would not in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or such Subsidiary. Each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession of all Facilities owned or leased by it or them, and such Facilities are not subject to any Encumbrances which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or such Subsidiary. There are no pending or, to the Company's and Sellers' knowledge, threatened condemnation proceedings relating to any of the Facilities. The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Company or any of its Subsidiaries at the Facilities are, to the knowledge of the Company and the Sellers, adequately insured and structurally sound and have no known material defects. None of said improvements, equipment or other assets is subject to any commitment or other arrangement for their sale or use by any affiliate of the Company, any of its Subsidiaries or any third party. The Company has not depreciated any of the Assets in a manner inconsistent with applicable IRS and state tax guidelines, if any.

                  4.11 Real Property Leases. The Disclosure Schedule contains a complete and accurate list of all real property leases, subleases, amendments, options and other leasehold interests to which the Company or any of its Subsidiaries is a party (the "Leases"). All of the Leases are valid and binding, are in full force and effect and enforceable by the Company or its Subsidiaries in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally. There is no existing default or event of default (or event which with notice or lapse of time or both would constitute a default or an event of default) under, or material breach by the Company or any of its Subsidiaries or, to the Company's or Sellers' knowledge, by any other party thereto, of any of the Leases. To the knowledge of the Company and the Sellers', all of such leased properties are and have been maintained in good working condition and repair subject to normal wear and tear. Each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession of all leased Facilities and other leasehold estates under the Leases and there are no pending or, to the Company's or Sellers' knowledge, threatened condemnation or eminent domain proceedings relating to any leased Facility or leasehold estate. Such leased Facilities are not subject to any Encumbrances which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or any of its Subsidiaries. The real property improvements (including leasehold improvements), equipment and other tangible assets owned, leased or used by each of the Company and its Subsidiaries at the leased Facilities (i) are insured to the extent and in a manner which, to the Company's knowledge, is customary in the industry in which each of the Company and its Subsidiaries is engaged, (ii) are, to the Company's knowledge, structurally sound and (iii) are without any known material defects. No consent need be obtained from any person in respect of any Leases in connection with the transactions contemplated by this Agreement. None of said improvements, equipment and other assets is subject to any commitment or other arrangement for their sale by any affiliate of the Sellers, the Company, any of its Subsidiaries or third parties, or use by any affiliate of the Sellers or third parties. The Sellers and the Company have delivered to Buyer complete and correct copies of all Leases and amendments thereto.

                  4.12 Contracts and Commitments. Other than as set forth in the Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any written or oral:

                         (a) commitment, contract, purchase order or letter of
credit involving any obligation or liability on the part of the Company or any Subsidiary of more than $10,000 and not cancelable (without liability) within 90 days;

                         (b) note, loan or evidence of indebtedness on the part
of the Company or any Subsidiary of more than $10,000;

                         (c) lease of real property;

                         (d) lease of personal property involving an annual
expense in excess of $20,000 and not cancelable (without liability) within 30 days (the Sellers and the Company have delivered to Buyer complete and correct copies of all personal property leases listed on the Disclosure Schedule, and all amendments to such leases);

                         (e) contracts and commitments not otherwise described
above or listed in the Disclosure Schedule (including purchase orders, agreements and undertakings or commitments to any governmental or regulatory authority) which are not in the ordinary course or materially affect the Company's or any of its Subsidiaries' business;

                         (f) Licenses;

                         (g) contracts or agreements containing covenants
limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any other person;

                         (h) employment contracts, including without limitation,
contracts to employ executive officers and other contracts with partners, officers, directors or employees of the Company or any of its Subsidiaries; or

                         (i) partnership or joint venture agreements.

None of the Company or any of its Subsidiaries is in breach or violation of, or default under, and, to the knowledge of the Company and the Sellers, there is no valid basis for a claim that the Company or any of its Subsidiaries is in breach or violation of, or default under, any material agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which the Company or any of its Subsidiaries is a party (or by which it is bound), and no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a breach, violation or default by the Company or any of its Subsidiaries thereunder. To the Company's and the Sellers' knowledge, all of such material agreements, instruments, indentures, deeds of trust, commitments, contracts and other obligations are in full force and effect. None of the Company or any of its Subsidiaries has assigned or otherwise transferred any of its rights or obligations under such material agreement, instrument, indenture, deed of trust, commitment, contract or other obligation and is in no way restricted from attempting to fully enforce its rights thereunder. The Company has no knowledge of any termination, cancellation, limitation or modification of the terms of such material agreements, instruments, indentures, deeds of trust, commitments, contracts or other obligations.

                  4.13 Litigation, Proceedings and Applicable Law. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets or the consummation of the transactions contemplated hereby, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, and, to the knowledge of the Company and the Sellers, there is no valid basis for any such action, proceeding or litigation. None of the Sellers, the Company or any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Sellers, the Company or any of its Subsidiaries. To the knowledge of the Company and the Sellers, there is not a reasonable likelihood of an adverse determination of any pending actions, suits or proceedings which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  4.14 Compliance with Law. Each of the Company and its Subsidiaries and the conduct of their respective business has been and is in compliance with all applicable Laws, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received notice of any violation of any applicable Laws affecting its properties or the operation of its business, where the effect of such violations would, individually or in the aggregate, have a Material Adverse Effect on the Company and, each of the Company and its Subsidiaries has no reason to anticipate that any presently existing circumstances are likely to result in violations of such Laws which would have a Material Adverse Effect on the Company.

                  4.15 Insurance. The Company and/or its Subsidiaries maintain and have maintained continuously since 1992 with responsible insurance carriers general commercial liability insurance, workers' compensation insurance and such other insurance policies as, to the Company's and the Sellers' knowledge, are customarily carried by similar businesses. The Disclosure Schedule contains a correct and complete list of all such insurance policies and includes the type(s) of insurance provided, the name of the insurer, coverage amount, effective dates and policy number. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. To the knowledge of the Company and the Sellers, there are no facts concerning the Company and/or its Subsidiaries or their respective businesses, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in materially reducing coverage or increasing premiums on existing policies or binders, except as a result of the transactions contemplated by this Agreement the policy of Directors' and Officers' insurance carried by the Company. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect through the Closing Date and, to the knowledge of the Company, provide sufficient coverage for the risk insured against. Copies of all such policies have been made available to Buyer for its inspection.

                  4.16          Fringe Benefit and Pension Plans.

                         (a) Definitions. The following terms, when used in this
Section 4.16, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                (1)    Benefit Arrangement.  Any written
         employment, consulting, severance or other similar contract, arrangement (written or oral), program, policy, plan, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any

         "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code, providing for the same or other benefits) or for deferred compensation, profit sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefit which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
         (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company at any time or, to the knowledge of the Company and the Sellers, under which the Company may incur any liability and (C) covers any employee or former employee of the Company (with respect to their relationship with such entities).

                                (2)    Employee Plans.  All Benefit
         Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                                (3) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

                                (4) ERISA Affiliate. "ERISA Affiliate" shall mean any entity which is (or at any time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414 of the Code.

                                (5) Multiemployer Plan. Any "multiemployer plan," as defined in Section 4001(c)(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to or maintained, administered, contributed to or was required to contribute to, at any time or, to the knowledge of the Company and the Sellers, under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                                (6)    PBGC.  The Pension Benefits Guaranty
         Corporation.

                                (7)    Pension Plan.  Any "employee pension
         benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, prior to the Closing Date, maintained, administered, contributed to or was required to contribute to at any time, or to the knowledge of the Company and the Sellers, under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                                (8)    Welfare Plan.  Any "employee welfare
         benefit plan" as defined in Section 3(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to at any time or, to the knowledge of the Company and the Sellers, under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                                (9)    The Company.  For purposes of this
         Section 4.16, references to the Company shall include its Subsidiaries.

                         (b) Disclosure; Delivery of Copies of Relevant
Documents and Other Information. The Disclosure Schedule contains a complete list of Employee Plans which cover or, to the knowledge of the Company and the Sellers, have covered at any time, employees of the Company (with respect to their relationship with such entities). True and complete copies of each of the following documents, if applicable, have been delivered by the Company to Buyer:
(i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements, annuity contracts or other funding instruments) which covers or, to the knowledge of the Company and the Sellers, has covered at any time employees of the Company (with respect to their relationship with such entities) and all amendments thereto, all written interpretations thereof and any written descriptions thereof in each case which have been distributed to the Company's employees and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement which covers or, to the knowledge of the Company and the Sellers, has covered at any time employees of the Company, including written interpretations thereof and written descriptions thereof, in each case which have been distributed to the Company's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the IRS, with respect to each Pension Plan which covers or, to the knowledge of the Company and the Sellers, has covered at any time employees of the Company and any outstanding request for a determination letter, (iv) any ruling letter or interpretive letter issued by the Department of Labor, the IRS, or any other governmental agency with respect to each Employee Plan which covers or, to the knowledge of the Company and the Sellers, has covered at any time employees of the Company, (v) for the two most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers employees of the Company and (vi) all actuarial reports prepared for the last two plan years for each Pension Plan which covers or has, to the knowledge of the Company and the Sellers, covered at any time employees of the Company, and (vii) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty days past due with respect to each Welfare Plan which covers or has covered employees or former employees of the Company.

                         (c) Representations. The Sellers and the Company each represents as follows:

                                (1)    Pension Plans

                                       (i)    The funding method used in
                  connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is in compliance with such requirements and, to the knowledge of the Company and the Sellers, the actuarial assumptions used in connection with funding each such plan are reasonable. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. To the knowledge of the Company and the Sellers, the assets of each Pension Plan are sufficient to discharge all liabilities under such Pension Plan on an ongoing basis and on a termination basis. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor, to the knowledge of the Company and the Sellers, any ERISA Affiliate has any matured liability for unpaid contributions with respect to any Pension Plan.

                                       (ii) Neither the Company nor any ERISA
                 Affiliate is required to provide security to a Pension Plan which covers or, to the knowledge of the Company and the Sellers, has covered at any time employees or former employees of the Company under Section 401(a)(29) of the Code.

                                       (iii) Each Pension Plan and each related
                 trust agreement, annuity contract or other funding instrument which covers or, to the knowledge of the Company and the Sellers, has covered at any time employees or former employees of the Company and which is intended to be qualified and tax exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) is so qualified and tax exempt.

                                       (iv) Each Pension Plan, each related
                 trust agreement, annuity contract or other funding instrument which covers or, to the knowledge of the Company and the Sellers, has covered at any time employees or former employees of the Company presently substantially complies, and has been maintained in substantial compliance with its terms during the period from its adoption to date and, both as to form and in operation, with all material requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code.

                                       (v) The Company has paid all premiums
                 (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate has engaged in a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that would reasonably constitute grounds for the termination of any Pension Plan by the PBGC. No liability to the PBGC, which individually or in the aggregate is material, has been incurred by the Company or any ERISA Affiliate on account of the termination of any Pension Plan. Neither the Company nor any ERISA Affiliate has, at any time prior to the Closing Date, (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as the become subject to the provisions of Section 4063 of ERISA, or (C) ceased making contributions on or before the Closing Date to any Pension Plan subject to
                 Section 4064(a) of ERISA.

                                (2) Multiemployer Plans. Neither the Company nor any ERISA Affiliate has at any time been subject to a Multiemployer Plan.

                                (3)    Welfare Plans

                                       (i) Each Welfare Plan which covers or, to
                 the knowledge of the Company and the Sellers, has covered at any time employees or former employees of the Company has been maintained in substantial compliance with its terms and, both as to form and operation, with the material requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including but not limited to ERISA and the Code.

                                       (ii) Neither the Company, any ERISA
                 Affiliate, nor any Welfare Plan has any present obligation to make any payment to or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and, to the knowledge of the Company and the Sellers, no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan. To the knowledge of the Company and the Sellers, the assets of each Welfare Plan are sufficient to discharge all liabilities under such Welfare Plan on an ongoing basis and on a termination basis.

                                       (iii) To the knowledge of the Company and
                 the Sellers, each Welfare Plan which covers, or has covered at any time employees or former employees of the Company and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in substantial compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

                                (4) Benefit Arrangements. Each Benefit
         Arrangement which covers or, to the knowledge of the Company and the Sellers, has covered at anytime employees or former employees of the Company has, to the extent required by law, been maintained in substantial compliance with its terms and substantially with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including but not limited to the Code.

                                (5) Deductibility of Payments. To the knowledge of the Company and the Sellers, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                                (6) Fiduciary Duties and Prohibited
         Transactions. Neither the Company nor, to the knowledge of the Company and the Sellers, any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Company or an ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
         (d) of the Code.

                                (7) Validity and Enforceability. Each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and benefit contract or other funding instrument and Benefit Arrangement which covers or has covered employees or former employees of the Company or any ERISA Affiliate is legally valid and binding and in full force and effect, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or equitable principles.

                                (8) Payments. The Company and all ERISA
         Affiliates have made all contributions and paid all premiums required under and, to the knowledge of the Company and the Sellers, satisfied all liability with respect to each Employee Plan which have accrued.

                                (9) Litigation. Neither the Company, any ERISA Affiliate, nor any Employee Plan which covers or has covered employees or former employees of the Company is a party to any litigation action, suit, arbitration or claim, either pending or, to the knowledge of the Company and the Sellers, threatened, relating to or seeking benefits under any Employee Plan, other than routine claims for benefits.

                                (10) No Amendments. The Company has no announced plan or, to the knowledge of the Company and the Sellers, legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company or to amend or modify any existing Employee Plan in a manner that would increase the benefits under such Plan.

                                (11) No Prohibition of Amendments or
         Termination. To the knowledge of the Company and the Sellers, no Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits, other than pursuant to applicable law, the Company from amending or terminating any such Employee Plan.

                                (12) No Other Material Liability. To the knowledge of the Company and the Sellers, no event has occurred in connection with which the Company or any ERISA Affiliate, or any Employee Plan, would be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of the Company or any Subsidiary to indemnify any person against material liability incurred under, any such statute, regulation or order as they relate to the Employee Plans. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

                  4.17          Employment Practices.

                         (a) None of the Company or any of its Subsidiaries (i)
has been a party to any collective bargaining agreement with any labor organization, union, group, or association (collectively, "Labor Unions"); (ii) has experienced any attempt by a Labor Union or its representatives to organize any of its employees or to negotiate or enter into a collective bargaining agreement with it; (iii) has experienced a strike, work stoppage, or other material labor disturbance, or, to the knowledge of the Company and the Sellers, been threatened with any such strike, work stoppage, or other labor disturbance;
(iv) has had an unfair labor practice charge or complaint filed against it with the National Labor Relations Board and has not engaged in any unfair labor practice; or (v) has been involved in any arbitration proceeding under the collective bargaining agreement or is aware of any threatened arbitration proceeding under the collective bargaining agreement.

                         (b) Except as set forth in the Disclosure Schedule,
neither the Company nor any of its Subsidiaries have entered into or are a party to any severance agreements, whether written or not, including, without limitation, any agreements (i) that will result in any commitment or obligation on the part of the Company or any of its Subsidiaries or Buyer to pay or compensate any former or current employees of the Company or any of its Subsidiaries following termination of employment or as a result of the consummation of the transactions contemplated by this Agreement or (ii) to pay increased wages or salaries or improve any employee's seniority or class with the effect of increasing the wage or salary paid to such employee whether pursuant to a collective bargaining agreement or otherwise.

                         (c) Neither the Company nor any of its Subsidiaries has
been a party in any administrative or judicial proceeding involving charges of employment discrimination or wrongful termination or, to the knowledge of the Company and the Sellers, been threatened with such charges, or has been a party in any judicial proceeding involving charges of unfair employment practices.

                  4.18 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries,
(b) a breach of or a default under any term or provision of any contract, agreement, lease commitment or License to which the Company or any of its Subsidiaries is a party or an event which with notice, lapse of time, or both, would result in any such breach or default, or (c) a violation by the Company or any of its Subsidiaries of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, or award or an event which with notice, lapse of time, or both, would result in any such violation, except, in the case of clauses (b) and (c) above, for such breaches, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  4.19 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any federal, state, local, non-U.S. or other governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Sellers, the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  4.20 No Other Agreements to Sell the Assets or the Company. None of the Sellers, the Company or any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person or firm to sell the Assets, to sell any capital stock or other equity interest of the Company or any of its Subsidiaries or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto.

                  4.21 Medicare/Medi-Cal Participation. The Company and each of its Subsidiaries is qualified for participation in the Medicare and Medi-Cal programs, has a current and valid provider contract with such programs, is in material compliance with the conditions of participation in such programs and has received all approvals or qualifications necessary for reimbursement. Except as set forth on the Disclosure Schedule, the Company and the Subsidiaries have not received any notice from Medicare or Medi-Cal of any pending or threatened investigations or surveys.

                  4.22 Cost Reports. The Company and its Subsidiaries have duly filed all required cost reports for all fiscal years through and including the fiscal year ended June 30, 1995. Except as set forth on the Disclosure Schedule, all cost reports filed by the Company and its Subsidiaries accurately reflect the information to be included thereon and do not claim, and none of the Company or its Subsidiaries have received, reimbursement in excess of the amount provided by law. Sellers have separately provided Buyer with a schedule referencing this Section 4.22 which indicates which cost reports have been audited and finally settled, the status of cost reports that have not been audited and finally settled, and a brief description of any notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any other unresolved claims or disputes in respect of such cost reports.

                  4.23          Taxes.

                         (a) Filing of Returns. There have been properly
completed and filed on a timely basis and in correct form all Returns required to be filed on or prior to the date hereof. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company and its Subsidiaries or any other information required to be shown thereon. In particular, the foregoing returns are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties (or any corresponding provision of the non-U.S., state, local or federal Tax law) or any predecessor provision of law. No extension of time within which to file any unfiled Return has been required or granted.

                         (b) Payment of Taxes. With respect to all amounts in
respect of Taxes imposed on the Company and its Subsidiaries, or for which the Company or any of its Subsidiaries is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), or for which the Company or any of its Subsidiaries is responsible under any law for or on behalf of a third party to pay over to any taxing authorities, with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been substantially complied with, and all such amounts required to be paid by the Company or any of its Subsidiaries to taxing authorities or other governmental agencies on or before the date hereof have been timely paid.

                         (c) Audit History. No issues have been raised (and are
currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by or requested from the Company or any of its Subsidiaries. The Disclosure Schedule sets forth (i) the taxable years of the Company or any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not yet expired, and (ii) with respect to such taxable years, as to which applicable statutes of limitation with respect to Taxes have not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated and those years for which required Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of the Company, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of the Company.

                         (d) Liens. There are no liens for Taxes on the assets
of the Company or any of its Subsidiaries.

                         (e) Tax Elections. After the date hereof, no election
with respect to Taxes will be made without the written consent of Buyer, which consent shall not be unreasonably withheld.

                         (f) Adjustments Under Section 481. Neither the Company
nor any of its Subsidiaries has agreed to make nor are any of them required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                         (g) Parachute Payment. To the knowledge of the Company,
neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                         (h) Permanent Establishment. To the knowledge of the
Company, none of the Company or any of its Subsidiaries has and none of them has had a permanent establishment in any non-U.S. country, as defined in any applicable tax treaty or convention between the United States and such non-U.S. country, or any presence in a non-U.S. country with which the United States does not have a tax treaty or convention that could subject the Company or any Subsidiary to the tax laws of such non-U.S. country. The Company is not required to be qualified to do business in any state or other jurisdiction, and its Subsidiaries are not required to be qualified to do business in any state or other jurisdiction.

                         (i) Existing Partnerships. Except as set forth in the
Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

                         (j) Unpaid Tax. The unpaid Taxes of the Company and its
Subsidiaries do not exceed the recorded liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the 1996 Financial Statements.

                  4.24          Securities Act Representations.

                         (a) Each Seller represents that he or she understands
that the ARV Common Stock to be issued and delivered pursuant to this Agreement will not have been registered pursuant to the registration requirements of the Securities Act and that the resale of all shares of ARV Common Stock is subject to Rule 144 of the rules and regulations thereunder. Each Seller represents that he or she is acquiring the ARV Common Stock for his or her own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. Each Seller has been advised that as of the date hereof he or she may be deemed to be an "affiliate" of the Company, as that term is defined for purposes of paragraphs (c) and (d) of Rule 144 and each Seller represents that he or she has been advised that, as a result, the ARV Common Stock must be held indefinitely unless a sale of the ARV Common Stock is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Securities Act. Each Seller further represents that he or she has been advised that since the ARV Common Stock has not been registered under the Securities Act, the ARV Common Stock must be held indefinitely unless
(i) the distribution of the ARV Common Stock has been registered under the Securities Act, (ii) a sale of the ARV Common Stock is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Buyer, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of the ARV Common Stock.

                         (b) Each Seller represents that he or she has been
advised and understands that stop transfer instructions will be given to Buyer's transfer agents with respect to the ARV Common Stock and that a legend setting forth the applicable restrictions on transfer, if any, will be placed on the certificates for the ARV Common Stock issuable under Section 3.2, or any substitutions therefor.

                         (c) Each Seller represents that he or she is an
"accredited investor" as such term is defined under Regulation D promulgated under the Securities Act and that he or she has such knowledge and experience in financial and business affairs that he or she is capable of evaluating, alone, the merits and risks of an investment in Buyer. Each Seller represents that he or she has received and reviewed copies of Buyer's (i) Annual Report on Form 10-K for the year ended March 31, 1996, (ii) Quarterly Report on Form 10-Q for the period ended June 30, 1996, (iii) Prospectus dated October 17, 1995 and (iv) proxy statement for the Buyer's 1996 Annual Meeting of its Stockholders, each in the form (including a listing of exhibits and any amendments thereto) filed with the Commission (collectively, the "Buyer

Reports"). Each Seller represents that he or she has had an opportunity to ask questions and receive answers concerning the terms of this Agreement and the foregoing information provided by Buyer and to obtain any other information from Buyer such Seller deems necessary or appropriate in connection with evaluating the merits of an investment in the Company.

                         (d) Each Seller represents that he or she has carefully
read this Section 4.24 and discussed its requirements and other applicable limitations upon his or her ability to sell, transfer or otherwise dispose of the ARV Common Stock to the extent he or she felt necessary with his or her counsel and will not make any sale, transfer or other disposition of the ARV Common Stock in violation of the Securities Act or the rules and regulations thereunder.

                  4.25 Payments. Neither the Company nor any of its Subsidiaries has paid or delivered any fee, commission or other sum of money or item or property to any finder, agent, government official or other party, in the United States or any other country, which is related to the business or operations of the Company or any of its Subsidiaries, and which is illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has participated in any illegal boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an ethical manner.

                  The Company and its Subsidiaries are in compliance with the Foreign Corrupt Practices Act concerning disbursements, which are defined to mean the following types of transactions: (i) illegal receipts from or payments to governmental officials or employees; (ii) commercial bribes or kickbacks;
(iii) amounts disbursed or received with an understanding that rebates or refunds will be made in contravention of the laws of any nation or other jurisdiction; (iv) illegal political contributions; or (v) payments or commitments, regardless of form, made with the knowledge or under circumstances that would indicate that all or part thereof is to be paid ultimately to or for the benefit of governmental officials or governmental employees or as an influence payment or kickback.

                  4.26 Environmental Matters.

                         (a) For the purposes of this Agreement, the term
"Environmental Laws" shall mean all non-U.S., federal, state and local environmental protection, occupational, health and safety or similar Laws, including, but not limited to, the Federal Water Pollution Control Act, Toxic Substances Control Act, Solid Waste Disposal Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know Act of 1986, Occupational Safety and Health Act and other Laws of similar effect, each as amended, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law.

                         (b) (i) none of the Company, any of its Subsidiaries or
the Sellers have received any notices, directives, violation reports, actions or claims from or by (1) any non-U.S., federal, state or local governmental agency concerning Environmental Laws (other than routine notices not requiring action by the Company or any Subsidiary) or (2) any person alleging that, in connection with Hazardous Materials, conditions at the Facilities or any other facilities, offices, warehouses, manufacturing or storage facilities or any other real property, improved or unimproved, to which the Company has transported Hazardous Materials (collectively, "Environmental Facilities") or the Company's and/or any of its Subsidiaries's acts or omissions have resulted in or caused injury or death to any person or damage to any property, and to the Company's and each Sellers' knowledge, no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) neither the Company nor any of its Subsidiaries does currently lease, operate or own any Environmental Facilities with respect to which there is any pending proceedings or investigations under any Environmental Law, and, to the Company's knowledge, no such proceeding or investigation is threatened; (iii) throughout the period of the Company's or any of its Subsidiaries's ownership and/or operation of any of the Environmental Facilities, the Company and its Subsidiaries have operated and continue to operate the Environmental Facilities in compliance with all Environmental Laws except where such noncompliance would not have a Material Adverse Effect on the Company; (iv) to the Company's knowledge, no underground storage tanks either are or have been located at any of the Environmental Facilities; (v) there has been no spill, discharge, or release into the environment or contamination of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by the Company or any of its Subsidiaries at the Environmental Facilities or otherwise and to the Company's knowledge, no spill, discharge or release into the environment or contamination of or by Hazardous Materials has occurred at the Environmental Facilities by any third party; (vi) to the Company's knowledge, none of the Company or any of its Subsidiaries have used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any material liability or require notification to any governmental or quasi-governmental authority under any Environmental Laws; (vii) the Company is not aware of any facts, events, or conditions (including without limitation the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any Hazardous Material) which materially interfere with or prevent continued compliance by the Company and its Subsidiaries with, or give rise to any material liability under any Environmental Laws; and (viii) none of the Company or any of its Subsidiaries has either released any other person from any claim under any Environmental Law or waived any rights or defenses concerning any environmental conditions at any Environmental Facilities or in connection with the Company's or any of its Subsidiaries's use, ownership and/or operation of their respective assets and properties.

                  Copies of the Company's and its Subsidiaries's last inspection reports from each applicable authority with respect to any Environmental Laws and relating to the Environmental Facilities, or any of its properties, Assets, personnel or business activities have been provided to Buyer.

                  4.27 Customers. There are no material agreements which commit the Company or any of its Subsidiaries to carry on business at fixed prices or prices determined by an established formula. No customer accounted for more than five percent of the Company's or any of its Subsidiaries sales in either of the past two years and no other customer material to the business of the Company and its Subsidiaries, taken as a whole, has terminated its relationship with the Company or any of its Subsidiaries, has during the past year decreased its usage of the Company's or any of its Subsidiaries services. None of the Company or any of its Subsidiaries is aware of any facts or events which they consider may reasonably be expected to form the basis for such a decrease. The Company does not believe that any customer material to the business of the Company and its Subsidiaries will terminate or significantly change its relationship in a manner adverse to the Company or any of its Subsidiaries following the completion the transactions contemplated under this Agreement. The Disclosure Schedule contains a complete and accurate list with respect to the business or activity of the Company or any of its Subsidiaries of each customer to whom sales of services exceeded $10,000 for the last fiscal year and the aggregate sales with respect to each such customer.

                  4.28 Intellectual Property. Either the Company or one of its Subsidiaries is licensed, owns or otherwise has the right to use, all trademark, service mark, copyright or other proprietary rights used in or necessary for the conduct of its business as set forth in the Disclosure Schedule. The Company's and its Subsidiaries' trademarks, service marks, copyrights and other proprietary rights are free from any claim for royalty or other payment or liability to any third party. None of the Company or any of its

Subsidiaries has been charged or, to the knowledge of the Company and the Sellers, threatened to be charged with infringement of, nor, to the knowledge of the Company and the Sellers, has the Company or any of its Subsidiaries infringed, any unexpired patent, trademark, service mark, copyright or other proprietary right of any third party.

                  4.29 Licenses. The Company and its Subsidiaries have all required Licenses. The Sellers and the Company have delivered to Buyer complete, true and correct copies of all Licenses and amendments thereto.

                  4.30 Books and Records. Each of the Company and its Subsidiaries has made and kept books, records and accounts, which reflect its activities and the transactions and dispositions of its assets. The minute books of each of the Company and its Subsidiaries have been made available to Buyer, and contain true and complete copies of the certificate of incorporation and bylaws of the Company and its Subsidiaries, in each case as amended to the date hereof.

                  4.31 Service Contracts and Warranties. The Sellers and the Company have provided Buyer with true and correct copies of all service and maintenance contracts and warranties related to the Assets.

                  4.32 No Brokers. None of the Sellers, the Company nor any affiliate of the Company has entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer, the Company, or any of the Company's Subsidiaries to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  4.33 Professional Fees. None of the Company or the Sellers have engaged legal, tax and financial accounting or investment banking professionals in connection with the transactions contemplated by this Agreement other than those set forth in the Disclosure Schedule. All attorneys, accountants, agents or investment bankers engaged by any of the Company or the Sellers in connection with the transactions contemplated hereunder shall be for the Company's or such Seller's account and shall not be a liability paid or assumed by the Buyer.

                  4.34 Material Misstatements or Omissions. To the knowledge of the Company and the Sellers, no representations or warranties by the Sellers or the Company in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained herein or therein in the context in which they were made not misleading.

                                    ARTICLE V

                     Representations and Warranties of Buyer

                  Buyer hereby represents and warrants to the Sellers as of the date hereof as follows:

                  5.1 Due Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted and as it is contemplated to be conducted.

                  5.2 Authorization. Buyer has full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

                  5.3 Issuance of ARV Common Stock. The ARV Common Stock, when issued pursuant hereto, will be legally and validly authorized and issued, fully paid and non-assessable, and will not have been issued in violation of the preemptive rights of any person. When and as delivered to the Sellers, the certificates representing the ARV Common Stock will vest title to the ARV Common Stock in the Sellers, free and clear of all Encumbrances of any character except such restrictions upon resale as may exist under federal or state securities laws.

                  5.4 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer.

                  5.5 Consents and Approvals. Other than forms which may be required to be filed by Buyer with the Commission or state securities commissioners after the Closing, no consent, approval or authorization or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  5.6 No Brokers. Buyer has not entered into and will not enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of the Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  5.7 Buyer Reports; Financial Statements. Buyer has delivered to each of the Sellers a copy of the Buyer Reports. As of their respective dates, the Buyer Reports complied in all material aspects as to form with all requirements of the SEC and applicable law and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Buyer's consolidated financial statements included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presented (with respect to the Buyer Reports), the consolidated financial position and results of operations of it and its subsidiaries as of the date thereof and for the periods set forth therein (as the case may be), in each case in accordance with GAAP, except as may be noted therein.

                                   ARTICLE VI

                              Pre-Closing Covenants

                  The Company, the Sellers and Buyer, as applicable, covenant as follows for the period from the date hereof through the Closing Date:

                  6.1 Maintenance of Business. The Company shall carry on its and its Subsidiaries' business in the ordinary course and in the manner heretofore conducted and shall use its best efforts to keep available to the Company and its Subsidiaries the services of the present management team and other key employees and to maintain the relationships between the Company and its Subsidiaries and their customers and others having business relations with them. Without limiting the generality of the foregoing, the Company and its Subsidiaries shall (a) maintain their assets in their current state of repair, subject to normal wear and tear; (b) maintain insurance covering their assets comparable to that in effect as of the date hereof; (c) not purchase or commit to purchase any assets, incur (by guarantee, endorsement or otherwise) any Liabilities or discharge or satisfy any liens or Liabilities other than in the ordinary course of business without the consent of Buyer; (d) make timely payments on accounts payable and other obligations of the Company and its Subsidiaries in accordance with past practice; (e) maintain their existence in good standing; and (f) maintain proper business and accounting records, consistent with past practice. The Company shall promptly notify Buyer of any significant adverse developments in the business of the Company or any of its Subsidiaries or their market position, sales and profit trends, labor relations, litigation or insurance claims or other material events.

                  6.2 Certain Prohibited Transactions. Without the prior written consent of Buyer, none of the Company or any of its Subsidiaries shall (i) engage in any transaction or act except in the ordinary course of business and consistent with past practice, (ii) amend or change the Articles of Incorporation or By-laws (or other organizational documents) of the Company or such Subsidiary, (iii) except as set forth in the Disclosure Schedule, issue or sell, or authorize for issuance or sale, or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement with respect to the issuance or sale of, any of their capital stock or any securities or obligations convertible into or exchangeable for any shares of their capital stock, or make any changes in its capital structure, (iv) organize any Subsidiary, acquire any capital stock or other equity securities of any corporation (other than marketable securities in an amount that would not be required to be reported on the equity basis of reporting in accordance with GAAP), or acquire any equity ownership or other interest in any business (other than marketable securities in an amount that would not be required to be reported on the equity basis of reporting in accordance with GAAP), or merge with, liquidate into or otherwise combine with any other business, person or entity, (v) make any change in accounting policy, (vi) adopt, enter into, amend or terminate any employment, consulting, termination, severance or retention agreement or any Employee Plan,
(vii) enter into, terminate or amend in any material respect any contract or agreement, except in the ordinary course of business, or (vii) engage in any transaction or act which would constitute a change under Section 4.9 required to be disclosed in the Disclosure Schedule if entered into prior to the date hereof.

                  6.3 Investigation by Buyer. The Sellers shall cause the Company to allow Buyer, at Buyer's own expense, during regular business hours, prior to the Closing Date, through Buyer's employees, agents and representatives, to make such investigation of the business, properties, Facilities, Assets, books and records of the Company and to conduct such examination of the condition (financial or otherwise) of the Company as Buyer deems necessary or advisable to familiarize itself with such business, properties, Facilities, Assets, books, records, condition or other matters, and to verify the representations and warranties of the Company and the Sellers hereunder; provided, however, that no such investigation by or provision of information to Buyer shall in any way release the Company or the Sellers from their representations, warranties, covenants and indemnities hereunder.

                  6.4 Consents and Best Efforts. As soon as practicable, the Sellers shall cause the Company to commence to take all reasonable action required to obtain all consents, approvals, and agreements of, and to give all notices and make all filings with, any third parties, including federal, state and local governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Subject Stock. The Sellers and the Company further covenant that they shall provide to Buyer and its attorneys and accountants the information required for the Buyer to audit the financial statements of the Company and its Subsidiaries, to timely cooperate in the preparation of audited financial statements, and to execute a standard audit representation letter in accordance with the requirements of the Commission. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, all action to do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

                  6.5 Use of Corporate Funds. Except as otherwise expressly permitted by this Agreement (including the payment by the Company or any of its Subsidiaries of investment banking, attorneys' and accountants' fees and expenses disclosed in Section 4.33 hereof and the Disclosure Schedule), the Company and its Subsidiaries shall not make any payments using the Company's corporate funds for any purpose other than in the ordinary course of business. The Company and its Subsidiaries shall not declare or pay any cash or stock dividend, make any distribution or payment to the Sellers or any parties related to the Sellers, buy back or otherwise purchase any of its outstanding capital stock or make any other payment to any officer or director of the Company or any of its Subsidiaries or any party related to such officers or directors except as specifically permitted herein and except for those payments set forth in the Disclosure Schedule.

                  6.6 Employment Contracts. At the Closing, Pegye Bechler and Eric Bechler shall enter into employment contracts in the form attached hereto as Exhibit H.

                  6.7 No Mergers, Consolidations, Sale of Stock, Etc. From the date hereof until this Agreement terminates as provided herein, the Company and the Sellers shall not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Subject Stock, the merger of the Company or any of its Subsidiaries with, or the direct or indirect disposition of a significant amount of the Company's or any of its Subsidiaries' assets or business to any person other than Buyer or its affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that the Company or any Seller receives an unsolicited offer for such a transaction or obtains information that such an offer is likely to be made, the Company or the Seller will provide Buyer with notice thereof promptly after receipt, including the identity of the prospective purchaser or soliciting party, and the terms, conditions and other facts concerning such unsolicited contacts.

                  6.8 Cost Reports. The Company shall prepare and timely file all cost reports required or permitted by law to be filed under Medicare, Medi-Cal or other third party payor programs. All cost reports shall be prepared with the assistance of the Accounting Firm. No cost reports shall be filed without the approval of the Accounting Firm. The Company shall furnish copies of all cost reports to the Buyer.

                  6.9 Satisfaction of Conditions. Buyer, the Company and the Sellers each shall use their reasonable best efforts to satisfy the Conditions of Closing set forth in Article VIII.

                                   ARTICLE VII

                             Post-Closing Covenants

                  The Sellers and Buyer, as applicable, covenant as follows for the period from and after the Closing Date:

                  7.1 Nonsolicitation of Employees; Covenant Not to Compete. Sellers acknowledge and agree that Sellers have technical expertise and valuable business contacts with clients and potential clients of the Company and with professionals in the health care and assisted living industries. The reputation and goodwill associated with the Company are an integral part of the Company's business success. If the Sellers deprive Buyer of any of such goodwill or in any manner use the reputation and goodwill in competition with Buyer, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. The Sellers have therefore agreed to enter into this covenant not to compete. But for the Sellers' entry into this covenant, Buyer would not have entered into this Stock Purchase Agreement.

                         (a) For so long as Sellers are employed by Buyer or a
subsidiary of Buyer under the terms of an employment contract, and for one year from the date of termination of such employment contract (but in no event shall this covenant extend for longer than four years from the Closing Date or one year from the date the Seller is terminated without cause), Sellers each agree that, without Buyer's prior written consent, neither of the Sellers or any affiliate of either Seller shall:

                                (1) take any action to induce any employee of the Buyer or any of its Subsidiaries to leave the employ of the Buyer or any of its Subsidiaries;

                                (2) directly or indirectly, own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, partner, consultant or otherwise with, or permit their names to be used by or in connection with, any profit or non-profit business or organization which provides or markets products or services which, directly or indirectly, competes with the business of the Company or the Buyer as conducted by the Sellers or the Buyer immediately prior to the Closing or is proposed to be conducted by Buyer after the Closing, including but not limited to the rendering of rehabilitative services to those residing in assisted living or long-term healthcare facilities, in all of the counties of the State of California and the other states of the United States of America where the Buyer or the Company are engaged in business.

                         (b) If this covenant is determined by any court or
arbitrator to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this covenant shall not affect the other provisions hereof, which shall continue in full force and effect.

                         (c) Each Seller acknowledges that (i) the provisions of
this covenant are reasonable and necessary to protect the legitimate interests of Buyer, and (ii) any violation of this covenant will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, the Sellers agree that if Sellers violate this covenant, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

                  7.2 Further Assurances. On and after the Closing Date, the Sellers and Buyer shall take all appropriate action and execute any documents of any kind which may be reasonably necessary or desirable to carry out the provisions hereof. The Sellers and the Company further covenant that they shall provide to Buyer and its attorneys and accountants the information required for the Buyer to audit the financial statements of the Company and its Subsidiaries, to timely cooperate in the preparation of audited financial statements, and to execute a standard audit representation letter in accordance with the requirements of the Commission.

                  7.3 Indemnification. The Sellers shall jointly and severally indemnify, save and hold harmless Buyer from and against any and all costs, losses, liabilities, damages, lawsuits, demands, assessments, fines, deficiencies, claims and reasonable expenses, including without limitation, interest, penalties, attorneys', accountants' and expert witness fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Claims"), incurred in connection with or arising out of or resulting from or incident to any and all breaches of, or material inaccuracies contained in, any representations, warranties or covenants made by the Sellers or the Company herein (including the Disclosure Schedule, cost reports previously filed and to be filed prior to the Closing Date, and the Historical Financial Statements). Payment by Buyer with respect to any Claims shall not be a condition precedent to recovery.

                         (a) Defense of Claims. If any Claim is asserted against
Buyer hereunder, written notice thereof shall be given to the Sellers as promptly as practicable; provided that the failure of Buyer to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates that a procedural or substantive right was materially impaired by such failure. The indemnifying party shall be entitled, at its own cost, to participate in any investigation, trial and defense of such Claims and any appeal arising therefrom; Buyer shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Claims and any appeal arising therefrom. No Claims may be settled by Buyer without the prior written consent of the indemnifying party or, with respect to any matters not covered by the indemnification hereunder, by an indemnifying party without the prior written consent of the Buyer.

                         (b) No Limitation to Third Party Claims. The provisions
of this Section 7.3 are not limited to Claims asserted by third parties against the Buyer, but also cover Claims incurred or sustained by Buyer in the absence of third party Claims.

                         (c) No Right of Contribution. After the Closing, the
Company shall have no liability to indemnify either Buyer or either Seller on account of breaches of, or material inaccuracies contained in, any representations, warranties or covenants made by the Sellers or the Company herein; and no Seller shall have any right of contribution against the Company.

                         (d) Escrowed Shares; Right of Offset. The Buyer may
elect to satisfy any Claims by making a demand against the Escrowed Shares (as defined in the Escrow Agreement) in accordance with the Escrow Agreement. Notwithstanding the foregoing, Buyer and Seller agree that resort to the Escrowed Shares shall not be Buyer's exclusive remedy or method of receiving indemnification from Seller pursuant to this Section 7.3 and that the indemnification provided by Section 7.3 is not Buyer's exclusive remedy for Seller's breach of or nonperformance under the Purchase Agreement. Buyer may withhold and set off against any other amounts otherwise due the Sellers any amount as to which the Sellers are obligated to indemnify Buyer pursuant to this Section 7.3.

                  7.4 Salability of ARV Common Stock Stock. Buyer agrees at all times during which the Sellers are subject to the resale restrictions of Rule 144 to use its commercially reasonable best efforts to timely file all reports required to be filed by it with the Commission under the Securities Act and the Exchange Act.

                  7.5 Cooperation and Records Retention. The Sellers and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such Return, audit or examination, proceeding, or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Return for any period. Without limiting the generality of the foregoing, Buyer shall retain and make available to Sellers, and the Sellers shall retain and make available to Buyer, and Buyer and the Sellers shall instruct their respective accountants and other professionals to retain and make available to the other party until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules, and other records or information that may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                  7.6 Merger. As soon as reasonably practicable following the Closing, Buyer shall cause the Company to be merged into ARV Health Care, Inc., a California corporation and wholly-owned subsidiary of the Buyer, pursuant to the terms of the merger agreement attached hereto as Exhibit G (the "Merger Agreement").

                  7.7 Subsidiaries of the Company. Immediately after the Closing, the bylaws of Pro Motion, ProMotive and BayCare shall be amended to increase the number of directors of each of the Subsidiaries to seven. Buyer agrees that it shall elect the following as directors of each of Subsidiaries:
Gary L. Davidson, John A. Booty, David P. Collins, Graham P. Espley-Jones, Sheila M. Muldoon, Pegye J. Bechler and Eric C. Bechler.


                                  ARTICLE VIII

                              Conditions of Closing

                  The obligations of the parties to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                  8.1 Representations and Warranties of the Sellers and the Company. All representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof.

                  8.2 Representations and Warranties of Buyer. All representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof.

                  8.3 Covenants. The parties shall have performed all agreements and covenants required hereby to be performed by it or them prior to or at the Closing Date; provided, however, that neither Buyer nor the Sellers shall be entitled to refuse to consummate the transaction in reliance upon its or their own breach or failure to perform. There shall be delivered to Buyer a certificate signed by the President and Secretary of Company and by the Sellers, in their official and individual capacities, respectively, to the effect set forth in Section 8.1 and this Section 8.3; and there shall likewise be delivered to the Sellers a certificate signed by the Chairman or President and Secretary or Assistant Secretary of Buyer to the effect set forth in Section 8.2 and this
Section 8.3.

                  8.4 Consents. Buyer shall have received the approval of the transactions contemplated hereby, and the parties shall have obtained all consents, approvals and waivers from third parties, including federal, state, local and other governmental authorities, necessary to consummate the transactions as contemplated hereby.

                  8.5 Delivery of All Subject Stock. The Sellers acknowledge that it shall be a condition to Closing that the Sellers deliver and sell the Subject Stock pursuant to the terms of this Agreement.

                  8.6 Documents. Buyer shall have also received the corporate minute books, Certificates of Incorporation, bylaws, stock certificates representing all of the outstanding equity of each of the Subsidiaries, and stock transfer books of the Company and each of the Subsidiaries. On or prior to the Closing Date, the Sellers shall deliver to Buyer the resignation of all directors of the Company and its Subsidiaries that Buyer may request, and will take or cause to be taken all such actions as may be reasonably requested by Buyer to elect Buyer's designees as officers and directors of the Company or any Subsidiary. The Sellers shall deliver a certificate of the Secretary of the Company or other officer of the Company satisfactory to Buyer certifying the Company's Articles of Incorporation and Bylaws, the incumbency of officers and the resolutions of the Company's Board of Directors relating to this Agreement and the transactions contemplated by this Agreement. All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to the Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Sellers.

                  8.7 No Governmental Proceedings or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially and adversely to affect the value of the Subject Stock or business, prospects or financial condition of the Company and its Subsidiaries, taken as a whole.

                  8.8 Legal Opinion. The Sellers shall have delivered to Buyer an opinion of Kelly S. Johnson, Esq., legal counsel to the Sellers and the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

                         (a) Each Seller is the lawful owner, of record and
beneficially, of the entire right, title and interest in and to the Subject Stock, free and clear of all Encumbrances, except such restrictions as may arise under applicable federal and state securities laws and regulations; the shares of the Subject Stock are legally and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person; and that delivery of the Subject Stock at the Closing pursuant hereto will vest title to the Subject Stock in Buyer, free and clear of all Encumbrances.

                         (b) Each of the Company and its Subsidiaries is a
corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties; and that all of the outstanding capital stock evidencing equity ownership of the Company's Subsidiaries is owned directly by the Company, free and clear of all Encumbrances.

                         (c) The Company has full corporate power and authority
to enter into this Agreement and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder, and that each Seller has all necessary power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder.

                         (d) This Agreement has been duly executed and delivered
by the Sellers and the Company and is a valid and binding obligation of each of the Sellers and the Company, enforceable against each of the Sellers and the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

                         (e) The authorized, issued and outstanding capital
stock or other equity interests in the Company and each of its Subsidiaries is as listed on the Disclosure Schedule; the Company and its Subsidiaries have not issued any other shares of capital stock, nor have they repurchased, redeemed or otherwise acquired any shares of their capital stock; nor have they issued any other securities. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or restrictions of any character on, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries.

                                   ARTICLE IX

                                  Miscellaneous

                  9.1 Survival of Representations and Warranties. Each representation and warranty set forth in this Agreement shall expire on the thirtieth (30th) day following the third anniversary of the Closing Date, except with respect to the representations and warranties set forth in Sections 4.16, 4.21, 4.22 and 4.23 which shall terminate on the later of the thirtieth (30th) day following the third anniversary of the Closing Date or the expiration of the applicable statute of limitations with respect to the matters addressed by such Sections; provided, however, that if prior to the expiration of such time with respect to any claim for indemnification made under Section 7.3, the Sellers shall have been notified of such claim and such claim shall not have been finally resolved, any representation, warranty or covenant that is the basis of such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. All covenants of the parties that are to be performed under this Agreement shall continue in effect after the Closing and expire in accordance with their respective terms.

                  9.2 Termination. If any condition precedent to the Sellers' obligations hereunder is not satisfied and such condition is not waived by the Sellers at or prior to the Closing Date, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, the party who has the obligation to cause the condition to be fulfilled may, by written notice to the other party, extend the Closing Date to a day which is on or prior to August 29, 1996. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to December 31, 1996. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

                  9.3 Withholding. Notwithstanding any other provision of this Agreement, Buyer shall be permitted to withhold from the consideration to be paid to any Seller any amounts required to be withheld pursuant to the Code, unless such Seller provides Buyer with evidence that it is not subject to such withholding.

                  9.4 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company or any Seller without the prior written consent of Buyer or by Buyer without the prior written consent of the Sellers, except that Buyer may, without such consent, assign such rights and such obligations to any corporation wholly-owned by Buyer, provided that such assignment shall not affect Buyer's obligations hereunder and that Buyer shall have unconditionally guaranteed the performance of such assignee.

                  9.5 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:


                  If to the Sellers or the Company, addressed to:

                         SynCare, Inc.
                         1501 Superior Avenue, Suite 212
                         Newport Beach, California 92663
                         Attn: Pegye or Eric Bechler

                  Copy to:

                         Kelly S. Johnson, Esq.
                         160 Newport Center Drive, Suite 110
                         Newport Beach, California 92660

                  If to Buyer, addressed to:

                         ARV Assisted Living, Inc.
                         245 Fischer Ave. D-1
                         Costa Mesa, California  92626
                         Attn: General Counsel

                  Copy to:

                         Latham & Watkins
                         650 Town Center Drive
                         Twentieth Floor
                         Costa Mesa, California 92626
                         Attn: William J. Cernius and David L. Kuiper

or to such other place as a party may designate by written notice to the others.

                  9.6 Expenses. Sellers shall pay all transfer and sales taxes and one-half of the costs of escrow. Buyer shall pay one-half of the costs of escrow.

                  9.7 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior writings, agreements, understandings, negotiations and discussions, whether oral or written, of the parties, none of which have been relied on in any way by Buyer or the Sellers.

                  9.8 Arbitration. Buyer and the Sellers shall use their best efforts to settle any controversy or claim arising out of or relating to this Agreement, or the breach thereof, but, if after 30 days, the parties are not able to agree on any settlement, such controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by final and binding arbitration in Orange County, California, administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or its successor, in accordance with JAMS' rules of practice then in effect and the provisions of California Code of Civil Procedure Section 1280 et seq. The parties hereto expressly waive their right to a jury trial. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

                  9.9 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.10 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  9.11 Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be a part of this Agreement for all purposes.

                  9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.

                  9.13 Construction. Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

                  9.14 Attorneys' Fees. If any party to this Agreement brings any action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, incurred in connection with such action, including any appeal of such action.

                  9.15 Acknowledgment. The parties acknowledge that the intent of this Agreement for purposes of the Code, upon Closing, is to effect a forward triangular merger pursuant to Code Section 368(a)(2)(D) of SynCare, Inc. into ARV Health Care, Inc.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                               ARV ASSISTED LIVING,INC.("Buyer")



August 22, 1996                                By /s/ John A Booty
                                                 -------------------------------
                                                 John A Booty
                                                 President


                                               SYNCARE, INC. (the "Company")



August 22, 1996                                By /s/ Pegye Jann Bechler
                                                 -------------------------------
                                                 Pegye Jann Bechler
                                                 President



August 22, 1996                                By /s/ Eric Christopher Bechler
                                                 -------------------------------
                                                 Eric Christopher Bechler
                                                 Secretary


                                               THE SELLERS:


                                               /s/ Pegye Jann Bechler
                                               ---------------------------------
                                               PEGYE JANN BECHLER



                                               /s/ Eric Christopher Bechler
                                               ---------------------------------
                                               ERIC CHRISTOPHER BECHLER

                                    EXHIBIT B

                                ESCROW AGREEMENT

Exhibit B
                            HOLDBACK ESCROW AGREEMENT

             This Holdback Escrow Agreement (this "Agreement") is made and entered into as of August 22, 1996 by and among ARV Assisted Living, Inc., a California corporation ("Buyer") and Pegye Jann Bechler and Eric Christopher Bechler (collectively, the "Sellers").

                                    RECITALS

             A. Concurrently with the execution and delivery hereof, Buyer is acquiring SynCare, Inc., a California company (the "Company"), pursuant to a Stock Purchase Agreement by and among Buyer, the Sellers and the Company, dated as of August 22, 1996 (the "Purchase Agreement").

             B. Buyer and the Sellers desire to have a mechanism to account for the actual amount of accounts receivables collected, any Liabilities in excess of reserves established therefor, adjustments to performance projections made at the Closing and any disallowed amounts on Medicare and Medi-Cal cost reports.

             C. The Purchase Agreement provides that Sellers shall indemnify Buyer with respect to certain matters upon the terms and subject to the conditions provided in the Purchase Agreement and that as security therefor (and not in lieu thereof) a portion of the Purchase Price shall be withheld by the Buyer for the protection of Buyer.

             D. A material condition to the consummation of the transactions contemplated by the Purchase Agreement is that the parties hereto enter into this Agreement.

                                    AGREEMENT

             NOW THEREFORE, as a material inducement to Buyer to acquire the Company in accordance with the terms and conditions of the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

             1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

             2. Appointment of Representative. Pegye Jann Bechler is hereby irrevocably appointed as agent and attorney-in-fact (the "Representative") of Sellers for all actions or decisions hereunder, and any action taken by the Representative shall be binding and conclusive on Sellers and may be relied upon by Buyer. In the event of the death or incapacity of the Representative, Eric Christopher Bechler shall be the Representative. The Representative shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment when acting as the Representative. The General Counsel of Buyer shall be the agent and attorney-in-fact (the "Buyer's Agent") of Buyer for all actions or decisions hereunder, and any action taken by the Buyer's Agent shall be binding and conclusive on Buyer and may be relied upon by the other parties hereto. In the event the office of General Counsel of Buyer is vacant, the Buyer's Agent shall be such person as is designated by the President of Buyer. The Buyer's Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment when acting as the Buyer's Agent.

             3. Commencement of Duties. Buyer's Agent shall direct the Buyer's transfer agent to issue two share certificates, each in the name of one of the Sellers, evidencing shares of ARV Common Stock equal to fifty percent (50%) of the Purchase Price (the "Escrowed Shares") on the thirtieth (30th) day after the Closing Date. Upon receipt of the Escrowed Shares by Buyer's Agent, the duties and obligations of each of the parties to this Agreement will commence.

             4. Escrowed Shares. Until such time as the Escrowed Shares shall be distributed at the direction of Buyer's Agent as provided herein, the Escrowed Shares shall be retained by Buyer's Agent in escrow for the benefit of the Buyer and the Sellers. The Buyer shall have the right to adjust the Purchase Price to take into account any interest which may be required to be taken into account, and to pay such adjustment in cash. In the event that dividends or other distributions are made on the Escrowed Shares, such dividends or distributions shall be (i) retained by Buyer's Agent if paid in the form of securities and shall be considered, for all purposes of this Agreement, to be part of the Escrowed Shares, or (ii) deposited by Buyer's Agent in an interest bearing account if paid in cash.

             5. Delivery and Distributions of the Escrowed Shares. The Escrowed Shares shall be distributed at the direction of Buyer's Agent in accordance with the following:

                   (a)   Adjustment.

                         (i) On or immediately prior to the first anniversary of the Closing Date, Buyer and the Sellers shall review and mutually determine the amount by which the uncollected accounts receivable is less than or greater than the applicable reserves reflected or stated on the Closing Balance Sheet. To the extent the uncollected amount is less than the reserves, the number of Escrowed Shares shall be increased by an amount equal to such deficit divided by the Stock Price (defined below). To the extent the uncollected amount is greater than the reserves, the number of Escrowed Shares shall be decreased by an amount equal to such excess divided by the Stock Price.

                         (ii) On or immediately prior to the first anniversary of the Closing Date, Buyer and Seller shall review and mutually determine the total of (x) all unreserved disallowed amounts on cost reports filed with Medicare and Medi-Cal; (y) the amount by which any and all Liabilities exceeded the applicable reserves reflected or stated on the Closing Balance Sheet; and (z) using the Initial Valuation methodology for Pro Motion described in Section 2.2(a)(1) of the Purchase Agreement, the amount by which the Initial Valuation for Pro Motion calculated using the actual net income of Pro Motion for the year ended June 30, 1997 is less than seventy-five percent (75%) of the amount derived by the Initial Valuation using the pro forma financial information as of the Closing Date. The number of Escrowed Shares shall be decreased in an amount equal to such total divided by the Stock Price.

                         (iii) In each case above, the Escrowed Shares shall be valued at $13.75 per share (the "Stock Price"). The Purchase Price shall be adjusted only if, after performing all calculations under Sections 5(a)(i) and (ii) above, the difference between the Purchase Price as originally determined and as recalculated is in excess of $50,000. By way of example only, if the recalculated Purchase Price is $40,000 less than the Purchase Price, no adjustment to the Purchase Price shall be made; if, however, the recalculated Purchase Price is $55,000 less than the original Purchase Price, the number of Escrowed Shares shall be decreased by 4,000 ($55,000 divided by $13.75).

                   (b)   Indemnification Claim Notice.

                         (i) Upon Buyer's election to proceed against the Escrowed Shares to satisfy a Claim, Buyer's Agent shall deliver a written notice (a "Claim Notice") to Sellers stating the total monetary amount of any claim for which Buyer seeks indemnification under Section 7.3 of the Purchase Agreement, briefly describing the Claim and demanding satisfaction of the Claim. Buyer's Agent shall, unless it receives within ten (10) days following the date of its receipt of the Claim Notice (the "Claim Notice Period") a written notice signed by the Representative objecting to all or a portion of such Claim (an "Objection Notice"), distribute to Buyer the number of Escrowed Shares equal in value to the amount of such Claim in accordance with the Claim Notice. The Escrowed Shares shall be valued at the Stock Price.

                         (ii) If the Buyer's Agent receives an Objection Notice within such Claim Notice Period, the Buyer's Agent shall:

                               (1) distribute to Buyer the number of Escrowed
             Shares, if any, equal to such Claim which is not in dispute; and

                               (2) hold the disputed amount of such Claim (the
             "Disputed Claim") subject to distribution in the manner as may be mutually agreed upon by the Buyer's Agent and the Representative.

                               (3) In the event the Buyer's Agent and the
             Representative are unable to resolve any Disputed Claim, the Disputed Claim shall be submitted by Buyer and Sellers to arbitration in accordance with Section 9.8 of the Purchase Agreement; provided, however, that no such action shall be submitted prior to thirty (30) days following the receipt by Buyer of an Objection Notice. Upon the resolution of such dispute, the portion of the Disputed Claim, if any, to which Buyer is entitled shall be distributed to Buyer, and the remainder of the Disputed Claim, if any, shall no longer be a Disputed Claim and shall remain part of the Escrowed Shares.

                   (c) Within five (5) business days after the first anniversary of the Closing Date, Buyer's Agent shall deliver one-third of the Escrowed Shares remaining on such date to Sellers. On the second anniversary of the Closing Date, Buyer's Agent shall deliver one-half of the remaining Escrowed Shares to the Sellers. Notwithstanding the foregoing, sufficient Escrowed Shares shall be reserved to cover any Pending Amounts (as defined below).

                   (d) If on the day after the third anniversary of the Closing Date (the "Expiration Date"), any of the Escrowed Shares are reserved ("Pending Amounts") pending:

                         (i) distribution to Buyer with respect to a Claim or
Claims, then the Buyer's Agent shall distribute such Shares to Buyer;

                         (ii) expiration of the Claim Notice Period with respect
to a Claim, then the Buyer's Agent shall continue to hold such Shares until such Claim is resolved in accordance with Section 5(b)(ii) of this Agreement and thereafter distribute such amounts in accordance with the terms of such resolution; or

                         (iii) resolution of a Disputed Claim, then the Buyer's
Agent shall continue to hold such amounts until such Disputed Claim is resolved pursuant to Section 5(b)(ii) of this Agreement and thereafter distribute such amounts in accordance with the terms of such resolution.

                   (e) If on the day after the Expiration Date, there remain Escrowed Shares which are not necessary to satisfy Pending Amounts, then the Escrowed Shares not necessary to satisfy the Pending Amounts, if any, shall be distributed by the Buyer's Agent to Sellers.

                   (f) Upon the final distribution of all of the Escrowed Shares in accordance with the terms of this Agreement, this Agreement shall terminate.

                   (g) All Escrowed Shares to be distributed to Sellers shall be distributed one-half to Pegye Jann Bechler and one-half to Eric Christopher Bechler.

                   (h) Notwithstanding any of the foregoing provisions of this
Section 5:

                         (i) the Buyer's Agent shall deliver or distribute all or any portion of the Escrowed Shares in accordance with any joint writing executed by Buyer and the Representative; and

                         (ii) it shall be a condition to the delivery of any Escrowed Shares to a Seller that such Seller be employed full-time by Buyer or a subsidiary of Buyer on the anniversary of the Closing Date corresponding to each of the three installments described above; provided, however, that if such Seller is terminated without cause or his or her employment contract is not renewed without cause (as such term is defined in Paragraph 7.2.1 of the Employment Agreements), this condition shall be waived. Upon resignation by or termination with cause of such Seller, all Escrowed Shares not previously distributed to such Seller shall be distributed to Buyer and such Seller shall have no further right or claim to such Escrowed Shares, or distributions paid or to be paid thereon, or interest thereon.

             6. Tax Matters. Sellers shall provide a completed I.R.S. Form W-9 to the Buyer at the signing of this Agreement. For purposes of reporting to tax authorities, the Buyer will treat all income earned by the escrow as paid to Sellers upon distribution. Sellers, jointly and severally, covenant and agree to indemnify and hold Buyer harmless against all liability for tax withholding and/or reporting for any payments made by the Buyer pursuant to this Agreement.

             7. Notices. All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given when received if personally delivered or sent by telecopy or if mailed by registered or certified mail, with return receipt requested, on the third day after mailing, addressed as follows:

(1)    If to Sellers or the Representative:

                   SynCare, Inc.
                   1501 Superior Avenue, Suite 212
                   Newport Beach, California 92663
                   Attn: Pegye or Eric Bechler

       with a copy to:

                   Kelly S. Johnson, Esq.
                   160 Newport Center Drive, Suite 110
                   Newport Beach, California 92660

(2)    If to Buyer or Buyer's Agent:


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



                   ARV Assisted Living, Inc.
                   245 Fischer Ave. D-1
                   Costa Mesa, California  92626
                   Attn: General Counsel

       with a copy to:

                   Latham & Watkins
                   650 Town Center Drive
                   Twentieth Floor
                   Costa Mesa, California 92626
                   Attn: William Cernius or David Kuiper

             8. Non-Exclusive Remedy. Buyer and Sellers agree and acknowledge that the Escrowed Shares shall not be Buyer's exclusive method of receiving indemnification from Sellers pursuant to Section 7.3 of the Purchase Agreement, and that the indemnification contained in Section 7.3 of the Purchase Agreement is not Buyer's exclusive remedy for Seller's breach of or nonperformance under the Purchase Agreement.

             9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the principles of conflicts of law.

             10. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

             11. Modification. This Agreement may be amended or modified at any time by a writing executed by Sellers, Buyer and the Buyer's Agent.

             12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

             13. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

             14. Severability and Further Assurances. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties on connection herewith, other than as set forth in the Purchase Agreement. No failure or delay of any party in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.




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


             IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BUYER:

ARV ASSISTED LIVING, INC.



By /s/ John A Booty
   ------------------------------
   John A Booty
   President



SELLERS:



/s/ Pegye Jann Bechler
- ---------------------------------
PEGYE JANN BECHLER



/s/ Eric Christopher Bechler
- ---------------------------------
ERIC CHRISTOPHER BECHLER

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